EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Strategic Storage Trust IV, Inc.

Ladera Ranch, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Post-Effective Amendment No. 2 to the Registration Statement on Form S-11 of our report dated March 16, 2018, relating to the consolidated financial statements of Strategic Storage Trust IV, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

We also consent to the reference to us under the caption “Experts.”

/s/ BDO USA, LLP

Costa Mesa, California

September 12, 2018